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                                  EXHIBIT 99.3


                   FORM OF STOCK OPTION ASSUMPTION AGREEMENT



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                              QUEST SOFTWARE, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                             FOGLIGHT SOFTWARE, INC.
                             1998 STOCK OPTION PLAN


OPTIONEE: <<First_Name>> <<Last_Name>>

               STOCK OPTION ASSUMPTION AGREEMENT effective as of the 7th day of January, 2000 by Quest Software, Inc., a California corporation ("Quest").

               WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Foglight Software, Inc., a Delaware corporation ("Foglight"), which were granted to Optionee under the Foglight 1998 Stock Option Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

               WHEREAS, Foglight has been acquired by Quest through the merger of Quest Acquisition Corporation II, Inc., a Delaware corporation and the wholly-owned subsidiary of Quest ("Sub"), with and into Foglight (the "Merger") pursuant to that certain Agreement and Plan of Merger, dated as of November 10, 1999, by and among Quest, Sub and Foglight (as amended, the "Merger Agreement").

               WHEREAS, the provisions of the Merger Agreement require Quest to assume all obligations of Foglight under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

               WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is
0.10374484330342 of a share of Quest common stock ("Quest Stock") for each outstanding share of Foglight common stock ("Foglight Stock").

               WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by Quest in connection with the Merger.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. The number of shares of Foglight Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Foglight Options") and the exercise price payable per share are set forth below. Quest hereby assumes, as of the Effective Time, all the duties and obligations of Foglight under each of the Foglight Options. In connection with such assumption, the number of shares of Quest Stock purchasable under each Foglight Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange



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Ratio. Accordingly, the number of shares of Quest Stock subject to each Foglight
Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Quest Stock under the assumed Foglight Option shall also be as indicated for that option below.

----------------------------------------------      ---------------------------------------------
             FOGLIGHT STOCK OPTIONS                           QUEST ASSUMED OPTIONS
----------------------------------------------      ---------------------------------------------
                                                     # of Shares
 # of Shares of Foglight      Exercise Price           of Quest            Adjusted Exercise
      Common Stock               per Share           Common Stock           Price per Share
------------------------     -----------------      ---------------        ----------------------
    <<FoglightShares>>       <<FoglightPrice>>      <<QuestShares>>         <<QuestPrice>>
------------------------     -----------------      ---------------        ----------------------

               2. The intent of the foregoing adjustments to each assumed Foglight Option is to assure that the spread between the aggregate fair market value of the shares of Quest Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Foglight Stock subject to the Foglight Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Foglight Option immediately prior to the Merger.

               3. The following provisions shall govern each Foglight Option hereby assumed by Quest:

                        (a) Unless the context otherwise requires, all
                references in each Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean Quest, (ii) to "Share" or "Stock" shall mean share of Quest Stock, (iii) to the "Board" shall mean the Board of Directors of Quest and (iv) to the "Committee" shall mean the Compensation Committee of the Quest Board of Directors.

                        (b) The grant date and the expiration date of each
                assumed Foglight Option and all other provisions which govern either the exercise or the termination of the assumed Foglight Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Quest Stock.

                        (c) Pursuant to the Plan, none of your options assumed
                by Quest in connection with the transaction will terminate in connection with the Merger. Each Foglight Option shall be assumed by Quest as of the Effective Time. Each such assumed Foglight Option shall thereafter continue to vest for any remaining unvested shares of Quest Stock subject to that option in accordance


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                with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                        (d) For purposes of applying any and all provisions of
                the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of Foglight, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Quest or any present or future Quest subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Foglight Options upon Optionee's cessation of service as an employee or a consultant of Foglight shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Quest and its subsidiaries, and each assumed Foglight Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, generally a three (3)-month period, following such cessation of service as an employee or a consultant of Quest and its subsidiaries.

                        (e) The adjusted exercise price payable for the Quest
                Stock subject to each assumed Foglight Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Quest Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Foglight Stock prior to the Merger shall be taken into account.

                        (f) In order to exercise each assumed Foglight Option,
                Optionee must deliver to Quest a written notice of exercise in which the number of shares of Quest Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Quest Stock and should be delivered to Quest at the following address:

                             Quest Software, Inc.
                             Attention:  Genie Vargas
                             8001 Irvine Center Drive
                             Irvine, CA  92618

               4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.



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               IN WITNESS WHEREOF, Quest Software, Inc. has caused this Stock
Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 7th day of January, 2000.




                                            QUEST SOFTWARE, INC.

                                            By:_________________________________
                                                   Dave Doyle
                                                   President and Secretary




                                 ACKNOWLEDGMENT


               The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Foglight Options hereby assumed by Quest are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                       _________________________________________
                                       <<FIRST_NAME>> <<LAST_NAME>>, OPTIONEE



DATED:  __________________, 2000


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